Exhibit 10.29

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

December 13, 2010

WHEREAS, Seed Resources, L.L.C., a Michigan limited liability company (the “Grantor”), owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, SPECTRUM BRANDS, INC., a Delaware corporation (the “Company”), SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) , the Term Lenders party thereto, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (the “Term Loan Agent”) are parties to a Credit Agreement dated as of June 16, 2010 (as amended, supplemented, modified or Refinanced from time to time in accordance with the terms of the ABL Intercreditor Agreement, the “Term Loan Credit Agreement”);

WHEREAS, the Company, the Guarantors party thereto and US Bank, National Association, as indenture trustee (the “Senior Indenture Trustee”) are parties to the Senior Secured Note Indenture dated as of June 16, 2010, pursuant to which the Company will issue its 9.50% Senior Secured Notes due 2018;

WHEREAS, the Company, Holdings, the other Grantors party thereto, the Term Loan Agent, the Senior Indenture Trustee and Wells Fargo Bank, National Association, as collateral trustee (the “Collateral Trustee”) are parties to a Collateral Trust Agreement dated as of June 16, 2010, pursuant to which the Collateral Trustee has been appointed by the Term Loan Agent on behalf of the Term Lenders and the Senior Indenture Trustee on behalf of the Senior Noteholders, and the Collateral Trustee has agreed, to hold and administer the Liens granted pursuant to the Security Documents for the ratable benefit of all of the Secured Parties on a pari passu basis; and

WHEREAS, pursuant to a Security Agreement dated as of June 16, 2010 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, Holdings, the other Grantors party thereto and the Collateral Trustee, the Grantor has secured the Secured Obligations by granting to the Collateral Trustee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Collateral Trustee, to secure the Secured Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Patent (as defined in the Security Agreement) owned by the Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(ii) each Patent License (as defined in the Security Agreement) to which the Grantor is a party, including, without limitation, each Patent License recorded with the U.S. Patent and Trademark Office identified in Schedule 1 hereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Patent owned by the Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Grantor under any Patent License (including, without limitation, any Patent License recorded with the U.S. Patent and Trademark Office identified in Schedule 1 hereto).

The Grantor irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Collateral Trustee’s name, from time to time, in the Collateral Trustee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Security Agreement or the Term Loan Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Collateral Trustee pursuant to the Security Agreement. The Grantor acknowledges and affirms that the rights and remedies of the Collateral Trustee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first above written.

SEED RESOURCES, L.L.C.

By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Vice President + Secretary

Acknowledged:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

Schedule 1 to Patent Security Agreement

SEED RESOURCES, L.L.C.

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

6024047	2/15/2000	2/15/2014	USA	Bird Feeder

6591779	7/15/2003	7/15/2017	USA	Display Bird Feeder

7685967	3/30/2010	3/30/2024	USA	Feed Cake Assembly

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter
Licensing Agreement	Bellsong Products (D. Scott Schultz) (Licensor) and Birdola Products (Licensee)	11/23/2003	Patent No. 6474260